                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-110035
Prospectus Supplement
(To Prospectus Dated February 9, 2004)


                                 $1,200,000,000

                               HALLIBURTON COMPANY

                3-1/8% CONVERTIBLE SENIOR NOTES DUE JULY 15, 2023
                                       AND
               COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES



      This document supplements the prospectus dated February 9, 2004, relating to $1,200,000,000 aggregate principal amount of our 3-1/8% Convertible Senior Notes due July 15, 2023 and the shares of common stock issuable upon conversion of the notes. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Securityholders" in the prospectus dated February 9, 2004 and in all prior prospectus supplements to that prospectus.

      Our common stock is listed on the New York Stock Exchange and the Swiss Exchange under the symbol "HAL." On April 12, 2004, the closing price for our common stock on the New York Stock Exchange was $30.50 per share.

      INVESTING IN THE NOTES AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is April 13, 2004.

                             SELLING SECURITYHOLDERS

      We originally issued the notes in a private placement. The notes were resold by the initial purchasers to qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. The notes that may be offered under the prospectus will be offered by the selling securityholders, which includes their transferees, pledgees or donees or their successors. The following table sets forth certain information concerning the principal amount at maturity of notes beneficially owned by each selling securityholder that may be offered from time to time pursuant to the prospectus, as supplemented.

      The table below has been prepared based solely upon the information furnished to us by the selling securityholders named therein. Information concerning the selling securityholders may change from time to time and, if necessary, we will supplement the prospectus accordingly.

      The selling securityholders listed below may offer and sell, transfer or otherwise dispose, from time to time, some or all of their notes. No offer or sale, transfer or other disposition under this prospectus may be made by a holder of the notes unless that holder is listed in the table below or until that holder has notified us and a supplement to this prospectus has been filed or an amendment to the related registration statement has become effective. However, a selling securityholder may offer and sell, transfer or otherwise dispose of some or all of its notes in transactions exempt from the registration requirements of the Securities Act without notifying us. As a result, the same restricted notes may be included in the table below as being held by more than one holder, and the total amount of the notes listed in the column titled "Principal Amount at Maturity of Notes Beneficially Owned That May be Sold" may represent an amount of notes in excess of the $1,200,000,000 we issued. However, the total principal amount at maturity of notes that may be sold hereunder will not exceed the $1,200,000,000 we issued. Further, we cannot give an estimate as to the amount of the notes that will be held by the selling securityholders upon the termination of this offering because the selling securityholders may offer some or all of their notes pursuant to the offering contemplated by the prospectus or otherwise in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
1976 Distribution Trust FBO A.R ....................
      Lauder/Zinterhofer ...........................      $     9,000                *                   239             *
2000 Revocable Trust FBO A.R. Lauder/Zinterhofer ...      $     9,000                *                   239             *
ADI Alternative Investments ........................      $ 2,500,000                *                66,395             *
ADI Alternative Investments C/O Kallista Master
      Fund .........................................      $ 1,000,000                *                26,558             *
Advisory Convertible Arbitrage Fund (I) L.P. .......      $ 1,000,000                *                26,558             *
Aftra Health Fund ..................................      $   200,000                *                 5,311             *
Akela Capital Master Fund, Ltd. ....................      $10,000,000                *               265,583             *
Alcon Laboratories .................................      $   465,000                *                12,349             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Allentown City Firefighters Pension Plan ...........      $    14,000                *                   371             *
Allentown City Officers & Employees Pension Fund ...      $    20,000                *                   531             *
Allentown City Police Pension Plan .................      $   280,000                *                 7,436             *
Allstate Insurance Company(3) ......................      $ 2,000,000                *                53,116             *
Allstate Life Insurance Company(4) .................      $ 7,500,000                *               199,187             *
AM Investment D Fund (QP) LP .......................      $   165,000                *                 4,382             *
AM Investments E Fund Ltd. .........................      $   945,000                *                25,097             *
Amaranth L.L.C. ....................................      $22,000,000               1.83%            584,282             *
American AAdvantage Funds ..........................      $   210,000                *                 5,577             *
American Booksellers ...............................      $    25,000                *                   663             *
American Investors Life Insurance Co. ..............      $   300,000                *                 7,967             *
Amerisures Mutual Insurance Company ................      $   550,000                *                14,607             *
AmerUs Life Insurance Co. ..........................      $ 1,000,000                *                26,558             *
Arapahoe County Colorado ...........................      $    58,000                *                 1,540             *
Arbitex Master Fund, L.P. ..........................      $32,000,000               2.67%            849,865             *
Argent Classic Convertible Arbitrage (Bermuda)
      Fund Ltd. ....................................      $11,300,000                *               300,108             *
Argent Classic Convertible Arbitrage
      Fund II, L.P. ................................      $   900,000                *                23,902             *
Argent Classic Convertible Arbitrage Fund LP. ......      $ 3,700,000                *                98,265             *
Argent LowLev Convertible Arbitrage Fund II, LLC ...      $   466,000                *                12,376             *
Argent LowLev Convertible Arbitrage Fund LLC .......      $ 3,500,000                *                92,954             *
Argent LowLev Convertible Arbitrage Fund Ltd. ......      $15,300,000               1.28%            406,341             *
Arlington County Employees Retirement System .......      $   803,000                *                21,326             *
Astante Health Systems .............................      $   121,000                *                 3,213             *
Aventis Pension Master Trust .......................      $   140,000                *                 3,718             *
Banc of America Securities LLC .....................      $10,200,000                *               270,894             *
Bankers Life Insurance Company of New York .........      $   100,000                *                 2,655             *
BB Convertible Securities Fund .....................      $ 1,565,000                *                41,563             *
BBT Fund, L.P. .....................................      $ 2,800,000                *                74,363             *
Bear, Stearns & Co. Inc. ...........................      $ 8,500,000                *               225,745             *
Black Diamond Offshore Convertible LDC .............      $ 3,265,000                *                86,712             *
Black Diamond Offshore Ltd. ........................      $ 1,823,000                *                48,415             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Boilmaker -- Blacksmith Pension Trust ..............      $   750,000                *                19,918             *
Bond High Income Fund ..............................      $10,700,000                *               284,173             *
British Virgin Islands Social Security Board .......      $   105,000                *                 2,788             *
BTES- Convertible ARB ..............................      $ 1,500,000                *                39,837             *
BTOP- Growth Vs Value ..............................      $ 7,000,000                *               185,908             *
CALAMOS Convertible Portfolio -- CALAMOS
      Investment Trust .............................      $ 6,300,000                *               167,317             *
California State Auto Assoc ASNF0002902 ............      $   120,000                *                 3,187             *
California State Auto Assoc Inter-Insurance ........      $   735,000                *                19,520             *
California State Auto Assoc Retirement
      Pension Plan .................................      $   125,000                *                 3,319             *
CEMEX Pension Plan .................................      $    70,000                *                 1,859             *
CGNU Life Fund .....................................      $ 1,600,000                *                42,493             *
Charitable Convertible Securities Fund .............      $ 1,025,000                *                27,222             *
Charitable Income Fund .............................      $   425,000                *                11,287             *
Cheyne Fund LP .....................................      $13,963,000               1.16%            370,833             *
Cheyne Leveraged Fund LP ...........................      $ 9,885,000                *               262,528             *
CIP Limited Duration Company .......................      $ 1,550,000                *                41,165             *
Citigroup Global Markets ...........................      $ 1,973,000                *                52,399             *
City and County of San Francisco Retirement
      System .......................................      $ 1,776,000                *                47,167             *
City of Knoxville Pension System ...................      $   160,000                *                 4,249             *
City of New Orleans ................................      $   245,000                *                 6,506             *
City of Southfield Fire & Police Retirement c/o
      Income Research & Management .................      $   210,000                *                 5,577             *
City University of New York ........................      $   181,000                *                 4,807             *
Class C Trading Company, Ltd. ......................      $ 2,700,000                *                71,707             *
Cleveland News Public Local 473 ....................      $    20,000                *                   531             *
Clinton Multistrategy Master Fund, Ltd. ............      $15,195,000               1.27%            403,553             *
Clinton Riverside Convertible Portfolio Limited ....      $19,045,000               1.59%            505,802             *
CNH CA Master Account, L.P. ........................      $ 3,000,000                *                79,674             *
CODA Capital Management, LLC .......................      $   410,000                *                10,888             *
Commercial Union Life Fund .........................      $ 2,000,000                *                53,116             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Commonwealth Professional Assurance Co. c/o
      Income Research & Management .................      $   510,000                *                13,544             *
CompSource Oklahoma ................................      $   885,000                *                23,504             *
Concentrated Alpha Partners, L.P. ..................      $   700,000                *                18,590             *
Convertible Securities Fund ........................      $    75,000                *                 1,991             *
Corporate High Yield Fund, Inc. ....................      $ 2,100,000                *                55,772             *
Corporate High Yield III Fund, Inc. ................      $ 2,300,000                *                61,084             *
Corporate High Yield V Fund, Inc. ..................      $ 3,800,000                *               100,921             *
Corporate High Yield VI Fund, Inc. .................      $ 3,800,000                *               100,921             *
CQS Convertible & Quantitative Strategies Master
      Fund Limited .................................      $ 9,000,000                *               239,024             *
Credit Lyonnais Securities (USA) Inc. ..............      $ 5,000,000                *               132,791             *
Credit Suisse First Boston Europe Limited ..........      $35,200,000               2.93%            934,852             *
Credit Suisse First Boston LLC .....................      $ 3,000,000                *                79,674             *
Custom Investments PCC, Ltd. .......................      $   200,000                *                 5,311             *
Davidson Kempner Institutional Partners ............      $ 3,825,000                *               101,585             *
Davidson Kempner International Limited .............      $ 4,171,000                *               110,774             *
Davidson Kempner Partners ..........................      $ 2,004,000                *                53,222             *
DBAG London ........................................      $25,000,000               2.08%            663,957             *
Deam Convertible Arbitrage .........................      $ 3,000,000                *                79,674             *
Debt Strategies Fund, Inc. .........................      $ 7,500,000                *               199,187             *
Delaware Public Employees Retirement System ........      $ 1,862,000                *                49,451             *
Delta Airlines Master Trust ........................      $   750,000                *                19,918             *
Delta Pilots Disability and Survivorship Trust .....      $   225,000                *                 5,975             *
Deutsche Bank Securities Inc. ......................      $ 2,650,000                *                70,379             *
DKR SoundShore Strategic Holding Fund Ltd. .........      $ 2,500,000                *                66,395             *
Dodeca Fund, L.P. ..................................      $ 1,050,000                *                27,886             *
Dorinco Reinsurance Company ........................      $   420,000                *                11,154             *
Double Black Diamond Offshore LDC ..................      $ 9,562,000                *               253,950             *
FrontPoint Convertible Arbitrage Fund, L.P. ........      $ 4,000,000                *               106,233             *
Gaia Offshore Master Fund Ltd. .....................      $ 7,700,000                *               204,498             *
GenCorp Foundation .................................      $    75,000                *                 1,991             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Georgia Municipal ..................................      $   837,000                *                22,229             *
Georgia Municipal Employees Retirement
      Trust Fdn. ...................................      $   840,000                *                22,308             *
GLG Global Convertible Fund ........................      $ 8,000,000                *               212,466             *
GLG Global Convertible UCITS Fund ..................      $ 3,000,000                *                79,674             *
GLG Market Neutral Fund ............................      $70,000,000               5.83%          1,859,081             *
Global Bermuda Limited Partnership .................      $20,000,000               1.67%            531,166             *
Goldman, Sachs & Co.(5) ............................      $ 1,722,000                *                45,733             *
Grace Convertible Arbitrage Fund, Ltd. .............      $ 4,500,000                *               119,512             *
Grady Hospital Foundation ..........................      $   159,000                *                 4,222             *
Guggenheim Portfolio Co. XV, LLC ...................      $   550,000                *                14,607             *
Health Foundation of Greater Cincinnati ............      $   280,000                *                 7,436             *
HFR CA Global Select Master Trust Account ..........      $   300,000                *                 7,967             *
HFR CA Select Fund .................................      $ 1,500,000                *                39,837             *
HighBridge International LLC(6) ....................      $38,500,000               3.21%          1,022,494             *
HSBC Trustee Zola Management Fund ..................      $   400,000                *                10,623             *
IL Annuity and Insurance Co. .......................      $12,000,000               1.00%            318,699             *
Income Strategies Fund, Inc. .......................      $ 7,500,000                *               199,187             *
Independence Blue Cross ............................      $   502,000                *                13,332             *
Inflective Convertible Opportunity Fund I, L.P. ....      $    50,000                *                 1,327             *
Innovest Finanzdienstle ............................      $ 1,880,000                *                49,929             *
JMG Capital Partners, LP ...........................      $10,000,000                *               265,583             *
JMG Triton Offshore Fund Ltd. ......................      $ 8,000,000                *               212,466             *
JP Morgan Securities Inc. ..........................      $ 4,128,000                *               109,632             *
KBC Convertible Arbitrage Fund .....................      $54,785,000               4.57%          1,454,996             *
KBC Convertible Mac28 Fund, Ltd. ...................      $12,285,000               1.02%            326,268             *
KBC Convertible Opportunities Fund .................      $29,550,000               2.46%            784,797             *
KBC Financial Products USA Inc. ....................      $ 6,330,000                *               168,114             *
KBC MultiStrategy Arbitrage Fund ...................      $17,565,000               1.46%            466,496             *
Key Trust Convertible Securities Fund ..............      $   315,000                *                 8,365             *
Key Trust Fixed Income Fund ........................      $   585,000                *                15,536             *
Knoxville Utilities Board Retirement System ........      $    75,000                *                 1,991             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Lakeshore International Limited ....................      $80,000,000               6.67%          2,124,664             *
Laurel Ridge Capital LP ............................      $20,000,000               1.67%            531,166             *
Lehman Brothers Inc. ...............................      $33,500,000               2.79%            889,703             *
Lyxor Master Fund ..................................      $ 2,600,000                *                69,051             *
Lyxor Master Fund (Arbitex) ........................      $   500,000                *                13,279             *
Lyxor/AM Investment Fund Ltd. ......................      $   255,000                *                 6,772             *
Lyxor/Gaia II Fund Ltd. ............................      $ 2,400,000                *                63,739             *
Lyxor/Zola Fund Ltd. ...............................      $ 2,100,000                *                55,772             *
Macomb County Employees' Retirement System .........      $   160,000                *                 4,249             *
Mainstay Convertible Fund ..........................      $ 2,875,000                *                76,355             *
Mainstay Strategic Value Convertible Fund ..........      $   155,000                *                 4,116             *
Mainstay VP Convertible Fund .......................      $ 1,635,000                *                43,422             *
McMahan Securities Co. L.P. ........................      $ 2,840,000                *                75,425             *
Meadow IAM Limited .................................      $ 1,760,000                *                46,742             *
Melody IAM, Ltd. ...................................      $ 1,815,000                *                48,203             *
Merrill Lynch Insurance Group ......................      $   402,000                *                10,676             *
Merrill Lynch Pierce Fenner & Smith Inc. ...........      $15,000,000               1.25%            398,374             *
MFS Total Return Fund A Series of
      Series Trust V ...............................      $ 3,000,000                *                79,674             *
ML Master US High Yield Trust, Inc. ................      $ 3,000,000                *                79,674             *
MLiF Global High Yield Fund ........................      $   600,000                *                15,934             *
MLiF US High Yield Fund, Inc. ......................      $ 2,000,000                *                53,116             *
MLQA Convertible Securities Arbitrage LTD ..........      $ 5,000,000                *               132,791             *
Morgan Stanley Convertible Securities Trust ........      $ 2,500,000                *                66,395             *
Municipal Employees ................................      $   286,000                *                 7,595             *
Nations Convertible Securities Fund ................      $15,925,000               1.33%            422,940             *
New Orleans Firefighters Pension/ Relief Fund ......      $   163,000                *                 4,329             *
New York Life Insurance Company (Ordinary Life
      Post 1982) ...................................      $ 4,730,000                *               125,620             *
New York Life Insurance Company (Ordinary Life
      Pre 1982) ....................................      $ 2,870,000                *                76,222             *
New York Life Separate Account #7 ..................      $   100,000                *                 2,655             *
Nicholas Applegate Capital Management --
      Investment Grade Convertible Mutual Fund .....      $    20,000                *                   531             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
NMS Services (Cayman) Inc. .........................      $20,000,000               1.67%            531,166             *
Nomura Securities Intl Inc.(7) .....................      $40,000,000               3.33%          1,062,332             *
Norwich Union Life & Pensions ......................      $ 3,000,000                *                79,674             *
Occidental Petroleum Corporation ...................      $   323,000                *                 8,578             *
Ohio Bureau of Workers Compensation ................      $   217,000                *                 5,763             *
Oppenheimer Convertible Securities Fund ............      $ 4,000,000                *               106,233             *
Pearl -- CS Alternative Strategy Limited ...........      $   858,000                *                22,787             *
Pendragon Convertible Fund Limited .................      $ 4,361,000                *               115,820             *
Pendragon Guinevere Fund L.L.C. ....................      $ 6,139,000                *               163,041             *
Plexus Fund Ltd. ...................................      $18,000,000               1.50%            478,049             *
Policeman and Firemen Retirement System of the
      City of Detroit ..............................      $   675,000                *                17,926             *
Port Authority of Allegheny County Retirement
      and Disability Allowance Plan for the
      Employees Represented by Local 85 of the
      Amalgamated Transit Union ....................      $   350,000                *                 9,295             *
Potlatch ...........................................      $   940,000                *                24,964             *
Privilege Portfolio SICAV ..........................      $ 5,900,000                *               156,693             *
Pro-mutual .........................................      $   902,000                *                23,955             *
Quattro Fund Limited ...............................      $ 9,350,000                *               248,320             *
Quattro Multi Strategy MasterFund LP ...............      $   450,000                *                11,951             *
Radian Asset Assurance, Inc. .......................      $ 2,000,000                *                53,116             *
Radian Group Convertible Securities ................      $ 1,200,000                *                31,869             *
Radian Guaranty ....................................      $ 4,300,000                *               114,200             *
Ramius Capital Group ...............................      $ 1,000,000                *                26,558             *
Ramius Master Fund, LTD ............................      $ 4,950,000                *               131,463             *
Ramius Partners II, LP .............................      $   250,000                *                 6,639             *
Ramius, LP .........................................      $   100,000                *                 2,655             *
RCG Baldwin, LP ....................................      $   500,000                *                13,279             *
RCG Latitude Master Fund, LTD ......................      $ 6,450,000                *               171,301             *
RCG Multi Strategy Master Fund, LTD ................      $ 1,400,000                *                37,181             *
S.A.C. Capital Associates, LLC(8) ..................      $20,000,000               1.67%            531,166             *
Sage Capital Management, LLC .......................      $   100,000                *                 2,655             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
San Diego County Employee Retirement Associates ....      $ 1,650,000                *                43,821             *
SCI Endowment Care Common Trust Fund -- First
      Union ........................................      $    20,000                *                   531             *
SCI Endowment Care Common Trust Fund -- National
      Fiduciary Services ...........................      $   100,000                *                 2,655             *
SCI Endowment Care Common Trust Fund -- Suntrust ...      $    45,000                *                 1,195             *
Siemens Convertible Global Markets .................      $ 2,000,000                *                53,116             *
Silver Convertible Arbitrage Fund, LDC .............      $ 1,700,000                *                45,149             *
Silverback Master, LTD .............................      $36,500,000               3.04%            969,377             *
South Dakota Retirement System(9) ..................      $ 2,000,000                *                53,116             *
Special District of Oregon .........................      $    15,000                *                   398             *
Stamford Police Pension Fund .......................      $    70,000                *                 1,859             *
State of Georgia c/o Income Research & Management ..      $   745,000                *                19,785             *
State of Maryland Retirement Agency ................      $ 3,843,000                *               102,063             *
Sunrise Partners Limited Partnership(10) ...........      $ 4,500,000                *               119,512             *
Sutton Brook Capital Portfolio LP ..................      $46,000,000               3.83%          1,221,681             *
Swiss Re Financial Products Corporation ............      $10,000,000                *               265,583             *
The California Wellness Foundation .................      $   220,000                *                 5,842             *
The Cockrell Foundation ............................      $    75,000                *                 1,991             *
The Dow Chemical Company Employees' Retirement
      Plan .........................................      $ 1,400,000                *                37,181             *
The Fondren Foundation .............................      $    80,000                *                 2,124             *
The Grable Foundation ..............................      $    97,000                *                 2,576             *
Thrivent Financial for Lutherans(11) ...............      $ 5,250,000                *               139,431             *
Topanga XI .........................................      $ 2,400,000                *                63,739             *
Tredia Performance Fund, Ltd. ......................      $   200,000                *                 5,311             *
Tribeca Investments LTD ............................      $ 5,000,000                *               132,791             *
Triborough Partners International Ltd. .............      $ 3,500,000                *                92,954             *
Triborough Partners LLC ............................      $ 1,500,000                *                39,837             *
Trustmark Insurance ................................      $   409,000                *                10,862             *
Tufts Associated Health Plans c/o Income
      Research & Management ........................      $ 1,415,000                *                37,579             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
UBS AG London Cut. Prop ............................      $40,000,000               3.33%          1,062,332             *
UBS O'Connor LLC f/b/o O'Connor Global
      Convertible Arbitrage Master Limited .........      $42,300,000               3.53%          1,123,416             *
UBS Securities LLC .................................      $10,000,000                *               265,583             *
UMASS Memorial Health Care c/o Income Research &
      Management ...................................      $   245,000                *                 6,506             *
UMASS Memorial Investment Partnership c/o Income
      Research & Management ........................      $   270,000                *                 7,170             *
Union Carbide Retirement Account ...................      $   650,000                *                17,262             *
United Food and Commercial Workers Local 1262
      and Employers Pension Fund ...................      $   330,000                *                 8,764             *
United Overseas Bank Convertible Bond (SGD) ........      $   400,000                *                10,623             *
United Overseas Bank Convertible Bond (USD) ........      $   170,000                *                 4,514             *
Univar USA Inc. Retirement Plan ....................      $   165,000                *                 4,382             *
University of Massachusetts c/o Income Research
      & Management .................................      $   205,000                *                 5,444             *
Value Line Convertible Fund, Inc. ..................      $   400,000                *                10,623             *
Van Eck Worldwide Absolute Return Fund -- CODA .....      $    90,000                *                 2,390             *
Victory Convertible Securities Fund ................      $ 1,025,000                *                27,222             *
Wachovia Bank National Association .................      $26,000,000               2.17%            690,515             *
White River Securities L.L.C. ......................      $ 8,500,000                *               225,745             *
Wilmington Trust Company as Owner and Trustee
      for the Forrestal Funding Master Trust .......      $33,500,000               2.79%            889,703             *
Worldwide Transactions Ltd. ........................      $   350,000                *                 9,295             *
Xavex Convertible Arbitrage 10 Fund ................      $ 1,100,000                *                29,214             *
Xavex Convertible Arbitrage 2 Fund .................      $ 1,400,000                *                37,181             *
Xavex Convertible Arbitrage 5 Fund .................      $   800,000                *                21,246             *

                                                      PRINCIPAL AMOUNT AT
                                                        MATURITY OF NOTES     PERCENTAGE OF   NUMBER OF SHARES OF   PERCENTAGE OF
                                                       BENEFICIALLY OWNED         NOTES        COMMON STOCK THAT    COMMON STOCK
NAME                                                    THAT MAY BE SOLD       OUTSTANDING       MAY BE SOLD(1)     OUTSTANDING(2)
----                                                  -------------------     -------------   -------------------   --------------
Zazove Convertible Arbitrage Fund, L.P. ............      $ 6,000,000                *               159,349             *
Zazove Hedged Convertible Fund, L.P. ...............      $ 4,000,000                *               106,233             *
Zazove Income Fund, L.P. ...........................      $ 2,350,000                *                62,412             *
Zola Partners, L.P. ................................      $ 1,500,000                *                39,837             *
Zurich Institutional Benchmark Management ..........      $ 1,650,000                *                43,821             *
Zurich Institutional Benchmark Master Fund LTD .....      $   800,000                *                21,246             *
Zurich Institutional Benchmark Master Fund LTD
      c/o Bear Stearns .............................      $ 1,900,000                *                50,460             *

------------
 *    Less than 1%.

(1)   Assumes conversion of all of the holder's notes at a conversion rate of
      26.5583 shares of common stock per $1,000 principal amount of notes. This conversion rate is subject to adjustment, however, as described under "Description of the Notes--Conversion of Notes." As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 439,822,919 shares of common stock outstanding as of March 22, 2004. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(3) Allstate Corporation is the parent company of Allstate Insurance Company. Allstate Insurance Company informed us that as of September 5, 2003 it also beneficially owns 148,700 shares of our common stock. In addition, Allstate New Jersey Insurance Company, an indirect subsidiary of Allstate Insurance Company, informed us that as of September 5, 2003 it beneficially owns 8,100 shares of our common stock. Allstate Retirement Plan and Agents Pension Plan are qualified ERISA plans maintained for the benefit of certain employees and agents of Allstate Insurance Company. Allstate Retirement Plan informed us that as of September 5, 2003 it beneficially owns 47,600 shares of our common stock, and Agents Pension Plan informed us that as of September 5, 2003 it beneficially owns 15,100 shares of our common stock. BNY Midwest Trust Company, as Trustee for such plans, holds title to all plan investments. Allstate has informed us that it disclaims any interest in securities held in such trusts, although the Investment Committee for such plans consists of Allstate Insurance Company officers.

(4) Allstate Life Insurance Company informed us that as of September 5, 2003 it is a wholly owned subsidiary of Allstate Insurance Company. See also footnote (3) above.

(5) Goldman, Sachs & Co. informed us that as of February 6, 2004 it beneficially owns 2,269,131 shares of our common stock and has outstanding options to purchase 14,090 shares of our common stock.

(6) HighBridge International LLC informed us that as of February 24, 2004 it beneficially owns $13,500,000 aggregate principal amount of our medium-term notes due through 2027.

(7) Nomura Securities Intl Inc. informed us that as of July 11, 2003 it also beneficially owns 551,868 shares of our common stock.

(8) S.A.C. Capital Associates, LLC informed us that as of March 9, 2004 it also beneficially owns 310,940 shares of our common stock.

(9) South Dakota Retirement System informed us that as of August 14, 2003 it also beneficially owns 113,000 shares of our common stock.

(10) Sunrise Partners Limited Partnership informed us that as of July 14, 2003 it also beneficially owns 78,300 shares of our common stock.

(11) Thrivent Financial for Lutherans informed us that as of July 8, 2003 it also beneficially owns 3,650 shares of our common stock.